Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds Director of Investor Relations (706) 649-4973

Synovus Reports Results for Second Quarter of 2011

Improved Performance Driven by Lower Credit Costs

Columbus, Ga., July 28, 2011 – Synovus Financial Corp. (NYSE: SNV) today reported a net loss attributable to common shareholders of $53.5 million for the second quarter of 2011, a 42.9% improvement from the first quarter of 2011 and a 77.9% improvement from the second quarter of 2010. The net loss per common share for the second quarter of 2011 was $0.07 compared to $0.12 for the first quarter of 2011. The second quarter of 2011 results include $3.1 million in restructuring charges compared to $24.3 million in the previous quarter. Excluding these charges, the net loss per common share was $0.06 in the second quarter of 2011, compared to $0.09 in the previous quarter.

Second Quarter Business Results

Credit Trends

•	Total credit costs declined for the eighth consecutive quarter to $157.9 million for the second quarter of 2011, from $177.1 million in the first quarter of 2011.

•	New non-performing loan inflows were $231.1 million in the second quarter of 2011, down 24.6% from $306.5 million in the first quarter of 2011.

•	Distressed asset sales were approximately $195 million during the second quarter, compared to approximately $192 million in the first quarter of 2011.

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Total non-performing assets were $1.22 billion at June 30, 2011, down $56.8 million from the previous quarter, and down $353.8 million from the second quarter of 2010. The non-performing asset ratio was 5.85% at June 30, 2011, compared to 5.97% at the end of the previous quarter.

•	Net charge-offs were $167.2 million in the quarter, relatively unchanged from the first quarter of 2011, and down 61.4% from the second quarter of 2010.

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Potential problem commercial loans (potential problem loans consist of substandard accruing loans but exclude substandard loans 90 days past due and still accruing and accruing troubled debt restructurings which are reported separately) declined for the third consecutive quarter to $1.20 billion, a 35.9% decrease from the peak of $1.87 billion in the third quarter of 2010.

•	Total delinquencies (consist of loans 30 or more days past due and still accruing) were 0.97% of total loans at June 30, 2011, compared to 0.96% at March 31, 2011.

•	The allowance for loan losses was $631.4 million at June 30, 2011, or 3.08% of total loans, compared to $678.4 million or 3.23% at March 31, 2011.

Core Performance

•	Pre-tax, pre-credit costs income was $117.3 million for the second quarter of 2011, compared to $122.0 million in the first quarter of 2011.

•	Net interest income declined $6.5 million due primarily to lower loan balances.

•	Net interest margin was 3.51%, down one basis point from the first quarter of 2011 and up 17 basis points from the second quarter of 2010.

•	Yield on earning assets was down 5 basis points, while the effective cost of funds was down 4 basis points.

•	Excluding the carrying cost of non-performing loans and interest charge-offs, the net interest margin was unchanged from the previous quarter.

•	Non-interest income was up $3.7 million or 5.7% from the previous quarter.

•	Mortgage revenues were up $3.1 million from the prior quarter.

•	Service charges on deposits were down $1.1 million from the prior quarter.

•	Bankcard fees were up $1.5 million versus the prior quarter.

•	Total reported non-interest expense was $222.4 million for the quarter compared to $239.7 million in the first quarter of 2011.

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Fundamental non-interest expense (excludes gain/loss on curtailment of post-retirement defined benefit plan, restructuring charges, and credit costs) increased $1.9 million from the first quarter of 2011, due primarily to higher FDIC insurance expense and professional fees, while employment expenses declined $1.4 million primarily due to lower headcount.

•	Efficiency initiatives are on track to achieve $75 million in expense savings in 2011.

•	Total headcount is 5,400 at June 30, 2011, down 709 or 11.6% from December 31, 2010.

•	31 branches were closed during the second quarter of 2011 with minimal impact on total revenue and deposits.

Balance Sheet Fundamentals

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Net loan pay-downs moderated during the second quarter, and were approximately $168 million for the quarter, compared to approximately $202 million for the first quarter of 2011. Net loan pay-downs exclude the impact of loan sales, transfers to loans held-for-sale, charge-offs, and foreclosures. The reported sequential quarter decrease in loans outstanding was $492.6 million.

•	Total deposits ended the quarter at $22.88 billion, a decline of $330.9 million from the previous quarter.

•	The decline was driven primarily by a planned reduction of national market brokered deposits, down $288.0 million, and a continued wind-down of the Shared Deposits program, down $130.0 million.

•	Total core deposits, excluding time deposits, were up $114.6 million.

•	Non-interest bearing deposits were up $178.7 million or 15.3% (annualized) from the first quarter of 2011, and up $626.7 million or 14.7% from the second quarter of 2010.

•	Non-interest bearing deposits represent approximately 24% of total core deposits at June 30, 2011, up from approximately 19% at June 30, 2010.

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The effective cost of core deposits (includes non-interest bearing deposits) continued to improve, with an effective cost of 67 basis points for the second quarter of 2011, compared to 72 basis points for the previous quarter and 102 basis points in the second quarter of 2010.

“Significant progress in credit resolution and the continued implementation of efficiency initiatives were the primary drivers of our improved performance,” said Kessel D. Stelling, President and CEO of Synovus. “Total credit costs, provision for loan losses, non-performing loan inflows and potential problem commercial loans all declined during the quarter, and we are on track to achieve our projected $75 million in expense savings in 2011.”

Stelling continued, “While credit and efficiency are still key, intense focus on the customer experience is critical to our long-term success. We continue to work toward making it easier to do business with our company, including the time required to open an account or to obtain a loan. During the quarter, we added significant talent with very specific product expertise, including our recently announced Senior Housing Group. We are building meaningful pipelines with early success in loan fundings from our corporate banking team.”

Stelling concluded, “Credit improvement, a continued focus on efficiency, and balance sheet stabilization will drive our return to sustainable profitability, which we continue to believe will occur during 2011. This assumption is based on an economic environment that is generally consistent with the first half of 2011.”

Synovus will host an earnings highlights conference call at 8:00 a.m. EST on July 28, 2011. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with over $28 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit costs trends, deposits and our loan portfolio; expectations on our efficiency initiatives and expense savings during 2011; statements regarding our return to sustainable profitability during 2011; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, risks relating to execution of our efficiency initiatives and plans for growth and the other risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2010 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits excluding time deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, fundamental non-interest expense, net interest margin excluding the negative impact of non-performing loans, and net loss per common share excluding restructuring charges are not measures recognized under U.S. generally accepted accounting principles (GAAP), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, loss before income taxes, total non-interest expense, net interest margin, and net loss per common share, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, loss before income taxes, total non-interest expense, net interest margin, or net loss per common share determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits excluding time deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, fundamental non-interest expense, net interest margin excluding the negative impact of non-performing loans, net loss per common share excluding restructuring charges and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, loss before income taxes, total non-interest expense, net interest margin, and net loss per common share are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q11	1Q11	4Q10	3Q10	2Q10
Core Deposits Excluding Time Deposits

Total deposits	$22,875,017	23,205,879	24,500,304	25,236,225	26,257,563
Less: National market brokered deposits	(2,690,598)	(2,978,615)	(3,152,349)	(3,549,175)	(4,175,762)

Core deposits	20,184,419	20,227,264	21,347,955	21,687,050	22,081,801

Less: Time deposits	(5,049,900)	(5,207,369)	(5,911,150)	(6,482,521)	(6,971,056)

Core deposits excluding time deposits	15,134,519	15,019,895	15,436,805	15,204,529	15,110,745

Tangible Common Equity To Tangible Assets Ratio

Total assets	$28,313,910	28,678,203	30,093,148	30,954,761	32,382,340
Less: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Less: Other intangible assets, net	(10,449)	(11,424)	(12,434)	(13,463)	(14,505)

Tangible assets	$28,279,030	28,642,348	30,056,283	30,916,867	32,343,404

Total shareholders’ equity	$2,850,937	2,882,605	2,997,918	3,216,066	3,423,932
Less: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Less: Other intangible assets, net	(10,449)	(11,424)	(12,434)	(13,463)	(14,505)
Less: Cumulative perpetual preferred stock	(942,096)	(939,691)	(937,323)	(934,991)	(932,695)

Tangible common equity	$1,873,961	1,907,059	2,023,730	2,243,181	2,452,301

Total shareholders’ equity to total assets ratio	10.07%	10.05	9.96	10.39	10.57
Tangible common equity to tangible assets ratio	6.63%	6.66	6.73	7.26	7.58

Pre-tax, Pre-credit Costs Income

Loss before income taxes	$(43,764)	(79,864)	(159,550)	(180,807)	(233,632)
Add: Provision for losses on loans	120,159	141,746	252,401	239,020	298,904
Add: Other credit costs	37,772	35,350	29,304	61,870	53,689
Add: Restructuring charges	3,106	24,333	2,118	3,420	—
Add/Subtract: Loss (gain) on curtailment of post-retirement benefit	—	398	(7,092)	—	—

Pre-tax, pre-credit costs income	$117,273	121,963	117,181	123,503	118,961

Fundamental Non-interest Expense

Total non-interest expense	$222,415	239,716	229,006	269,011	258,762
Less: Other credit costs	(37,771)	(35,350)	(29,304)	(61,870)	(53,689)
Less: Restructuring charges	(3,106)	(24,333)	(2,118)	(3,420)	—
Subtract/Add: (Loss) gain on curtailment of post-retirement benefit	—	(398)	7,092	—	—

Fundamental non-interest expense	$181,538	179,635	204,676	203,721	205,073

Net Interest Margin Excluding Negative Impact of Non-performing Assets

Average earning assets(2)	$26,518,648	27,397,797	28,660,035	29,397,980	30,133,553

Net interest income (taxable equivalent)	230,961	237,434	241,967	245,460	250,039
Add: Negative impact of non-performing assets on net interest income(3)	16,243	15,085	22,996	22,336	24,386

Net interest income (taxable equivalent) excluding the negative impact of non-performing assets	$247,204	252,519	264,963	267,796	274,425

Net interest margin	3.51%	3.52	3.37	3.33	3.34
Negative impact of non-performing assets	0.25%	0.24	0.32	0.30	0.33

Net interest margin excluding negative impact of non-performing assets	3.76%	3.76	3.69	3.63	3.67

Net Loss Per Common Share Excluding Restructuring Charges

Net loss attributable to common shareholders	$(53,504)	(93,654)	(179,998)	(195,838)	(242,554)
Add: Restructuring charges	3,106	24,333	2,118	3,420	—

Net loss attributable to common shareholders excluding restructuring charges	(50,398)	(69,321)	(177,880)	(192,418)	(242,554)

Average common shares outstanding	785,277	785,243	785,122	784,916	676,753
Net loss per common share excluding restructuring charges	$(0.06)	(0.09)	(0.23)	(0.25)	(0.36)

(1)	Other credit costs consist primarily of losses on ORE, provisions for losses on unfunded commitments, and charges related to other loans held for sale
(2)	Quarterly average balance
(3)	Represents pro forma interest income on non-performing loans at current commercial loan portfolio yield, and net interest charge-offs on loans recognized during the quarter